EXHIBIT 10.43

AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 1 dated as of January 22, 2003 to the Loan and Security Agreement, dated as of August 15, 2002 (the “Loan Agreement”) between and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and, on the other hand, FOSTER WHEELER FUNDING LLC, a Delaware limited liability company (“Borrower”).

     W IT N E S S E T H:

     WHEREAS, Borrower has requested that the Lenders agree to modify certain provisions of the Loan Agreement, and the undersigned Lenders have so agreed, all on the terms and conditions contained herein,

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.   Defined Terms; References.   Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.

     SECTION 2.   Amendments to Loan Agreement.   The definition of “Consolidated Net Income” in Section 1.01 of the Loan Agreement is amended by (i) replacing the word “and” at the end of clause (iii) thereof with a comma and (ii) adding the following text at the end thereof:

and (v) (A) up to an aggregate of $180,000,000 of gross pretax charges (having an estimated Consolidated Adjusted EBITDA impact of $166,600,000) to be taken in the fiscal quarter ending closest to September 30, 2002, and (B) up to an aggregate of $63,235,000 of additional gross pretax charges that may be taken in the fiscal quarter ending closest to December 31, 2002 or in any fiscal quarter ending in 2003 (including the fiscal quarter ending closest to December 31, 2003), in each case in the individual amounts as described to the Lenders by Borrower on November 1, 2002.

     SECTION 3.   Representations of Borrower.   Borrower represents and warrants that (i) the representations and warranties set forth in the Loan Documents will be true and correct in all material respects on and as of the Amendment Effective Date (except with respect to representations and warranties which specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date) and (ii) no Default will have occurred and be continuing on such date.

     SECTION 4.   Governing Law.   This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5.   Counterparts.   This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 6.   Effectiveness.   This Amendment shall become effective as of the date when the following conditions are met (the “Amendment Effective Date”):

(a) the Agent shall have received from Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

(b) the Agent shall have received from Borrower, for the account of each Lender that has evidenced its agreement hereto as provided in subsection (a) above by 12:00 p.m. (New York City time) on the later of (i) January __, 2003 and (ii) the date on which the Agent issues a notice to the Lenders stating that the condition set forth in subsection (a) above has been satisfied, an amendment fee in the aggregate amount of $200,000.00; and

(c) the Agent shall have received evidence satisfactory to it of the payment by Borrower of all fees and expenses owed by it pursuant to the Loan Agreement (including, without limitation, the fees and expenses of [Schulte Roth & Zabel LLP]) for which invoices have theretofore been rendered.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FOSTER WHEELER FUNDING LLC,
a Delaware limited liability company

By:	/s/ Ryan J. Esko
Name: Ryan J. Esko
Title: Treasurer

FOOTHILL CAPITAL CORPORATION,
a California corporation, as Agent and as a Lender

By:	/s/ Ronald R. Cote
Name: Ronald R. Cote
Title: Vice President

ABLECO FINANCE LLC,
a Delaware limited liability company, as a Lender

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Senior Vice President